EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of (1) our report dated June 14, 2012 relating to the financial statements of The Legg Mason Profit Sharing and 401 (k) Plan and Trust as of December 31, 2011 and 2010 and for the year ended December 31, 2011 appearing on Form 11-K filed June 28, 2012, and (2) our report dated June 20, 2012 relating to the financial statements of The Western Asset Management 401(k) Plan and Trust as of and for the year ended December 31, 2011 appearing on Form 11-K filed June 28, 2012.

/s/ Stout, Causey & Horning, P.A.
Sparks, Maryland
July 5, 2012

13